UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2008

DAYBREAK OIL AND GAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Washington	000-50107	91-0626366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 W. Main Ave., Suite 1012 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 232-7674

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Items 2.01 and 8.01 are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2008, Daybreak Oil and Gas, Inc. (“Daybreak” or the “Company”), issued a press release announcing that the Company completed the amended second closing on the sale of its Tuscaloosa Project properties located in Tensas and Franklin Parishes, Louisiana.  On April 30, 2008, Daybreak received $500,000 in exchange for the transfer of 6.25% of the Company's original ownership interest in the properties.  As reported previously, Daybreak received $2,000,000 on January 18, 2008, in exchange for 25% of its interest.  Under terms of the original Purchase and Sale Agreement, Daybreak and the purchaser contemplated two separate closings for 100% of Daybreak's interests for a total purchase price of $8,000,000.  As amended, the final closing in the amount of $5,500,000 for the balance of the Company's interest is scheduled to occur on or before May 31, 2008.  This final closing will be subject to customary allowances.

Item 8.01 Other Events.

A copy of the press release announcing an update and amendment to the closing of the sale of property interests located in Tensas and Franklin Parishes, Louisiana, as amended is attached to this report as Exhibit 99.1 and is incorporated herein by reference. Under terms of the original Purchase and Sale Agreement, Daybreak and the purchaser contemplated two separate closings for 100% of Daybreak's interests for a total purchase price of $8,000,000.  In connection with the amended second closing, Daybreak and the purchaser entered into a Letter Agreement to Amendment, attached hereto as exhibit 99.2 and incorporated herein by reference. As amended, the final closing in the amount of $5,500,000 for the balance of the Company's interest is scheduled to occur on or before May 31, 2008.  This final closing will be subject to customary allowances.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits:

99.1 Press Release dated May 1, 2008
99.2 Letter of Agreement to Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYBREAK OIL AND GAS, INC.

By: /s/ James F. Westmoreland
James F. Westmoreland, Chief Financial Officer

Date:  May 2, 2008

Exhibits

99.1 Press Release dated May 1, 2008
99.2 Letter of Agreement to Amendment